EXCLUSIVE CONTRACT OF PROVIDING AND BROADCASTING

OF TELEVISION SIGNAL

Executed under the Law no. 513/1991 Ref.

Exclusive contract of providing and broadcasting of television signal (hereinafter referred to as "the Contract") made on August 30th, 1996 between:

Markiza-Slovakia, s.r.o., a company incorporated and acting under the Slovak law with the seat at Blatné 334, 900 82 Bratislava, represented by Ph.Dr. Pavol Rusko, address: L'Fullu 10, 841 05 Bratislava and Dpsych Sylvia Volzová, address: Gorkého 5, 811 00 Bratislava (hereinafter referred to as "the Concessionaire"),

and

Slovenska televizna spolocnost s.r.o., a company incorporated and acting under the Slovak law with seat at Blatne 334, 900 82 Bratislava, represented by Ph.Dr. Pavol Rusko, address: L'Fullu 10, 841 05 Bratislava and Jeffrey Silverberg address: Broskynova 1836/10, 845 05 Bratislava (hereinafter referred to as "STS"),

Whereas, the Concessionaire has been granted the License for Television Broadcasting of 3 Broadcasting Net of television signal no. /41, on August 7th, 1995 by the Council of SR for Radio and Television Broadcasting (hereinafter referred to as "the License"), and

Whereas, the Concessionaire has executed a contract with Slovenské telekomunikácie, s.p. (hereinafter referred to as "ST"), in respect of which ST has agreed to provide transmission service to the Concessionaire through television transmitters which belong to ST, and

Whereas, STS has paid, on behalf of the Concessionaire a retainer fee in minimum amount of 127 mil.,-SK for transmission service which shall be provided by ST to the Concessionaire, and

Whereas, the Concessionaire and CME Media Enterprise, B.V., a company incorporated and acting under the Holland law with seat at Leidesplein 29, 1017 PS Amsterdam, The Netherlands (hereinafter referred to as "CME"), have made a contract on September 28th, 1995, under which the Concessionaire and CME have agreed to establish STS in the manner set forth in the Contract of Foundation, and

Whereas, the Concessionaire and CME have, actually, established STS and STS is prepared to provide to the Concessionaire both the commercial television program and advertisement, starting from August 31st, 1996 and continue with such activity during the term of the License, any of its extensions, updates and its extension of the range,

Therefore, the parties have agreed, as follows:

1 Definitions

The terms set out herein have the following meaning:

1.1 Advertisement: a public information introduced by using information mediums, purpose of which is to inform the consumer on products, persuade and encourage him to use them, or otherwise influence its decision making when choosing product.

1.2 Contract: this Contract and all and any of its Addendum included and with no limit any documents related to.

1.3 Broadcasting and television coverage (in some provisions hereof set forth as "coverage and/or broadcasting"): spread of programs or visual and acoustic information, determined to the public, by means of transmitters, distribution cables, satellites and others.

1.4 Council: The Council for Radio and Television Broadcasting and any body which would follow its rights.

1.5 Parties: The Concessionaire and STS.

1.6 Person: includes single person, partners, association, legal entity, administrator or successor.

1.7 Program: all materials produced by STS, or under the management of STS, or licensed for STS broadcasting, or prepared to be aired, notwithstanding the fact it might not be aired, within, but not limited by the License, news, sports coverage, movies, series, advertisement, music programs and own advertisement.

1.8 Broadcast: a completed single autonomous television work with its own identification number.

2 Goal of the Contract

 2.1 The Concessionaire shall exclusively take over and air each and any broadcasts and advertisement from STS, without any limitation, provided that such take over and broadcasting of such broadcast shall be in accordance with provisions of the License and broadcasting structure approved by the Council, or licenses which the Concessionaire may inquire in the future. STS shall be the exclusive supplier of the program for the Concessionaire.

2.2 STS shall deliver the program exclusively to the Concessionaire for Concessionaire's television broadcasting within the territory it has obtained the License for.

2.3 STS shall also ensure technical equipment and systems necessary to enable the Concessionaire to broadcast the television signal. Neither the Concessionaire nor STS shall claim any supplemental financial payments from the other party for any rights included herein. Both parties expressly agree that the activity of STS is determined by the decision of the Concessionaire to include the contract with CME of establishing STS mentioned above and acknowledge that their mutual obligations hereunder have been considered sufficiently.

2.4 All revenues for program delivered by third persons shall be received by STS.

3 Representations and Warranties

3.1 To the signing date of the Contract, the Concessionaire declares and warrants that all representations are true, accurate and not misleading as follows:

3.1.1 The Concessionaire is a legal entity incorporated and acting under the law of Slovak Republic.

3.1.2 The Contract has been executed by STS and the Concessionaire and it is a valid contract binding the Concessionaire and it is enforceable against the Concessionaire in accordance with the law of Slovak Republic.

3.1.3 The Concessionaire is the holder of the License for Broadcasting of Television Signal as set out in the License to this date.

3.1.4 The Concessionaire, to this date, is a holder of a valid and binding contract with ST under which ST is legally obliged to broadcast the television signal ensured by the Concessionaire.

3.1.5 The note of cancellation, annulment or any other restriction of rights of the Concessionaire following from the License or the contract with ST mentioned above or any court, administration or other procedure started, goal of which is the cancellation, annulment or any other restriction of any of its rights with respect to the License or the contract with ST mentioned above, have not been delivered to Concessionaire, and the Concessionaire is not aware of any such activity.

3.1.6 The Concessionaire has conducted no act which could result in failure of delivery of television program, cancellation, annulment, termination or any other restriction of its rights in respect of the License, or the contract with ST mentioned above.

3.1.7 The Concessionaire has fulfilled conditions set forth in the License except one, namely the start of the broadcasting of signal within the territory of SR.

3.1.8 The Concessionaire has signed no other contract, whether written or oral, with any other person who could have been granted the right to broadcast a television signal within the License, and also, it has granted no consent to broadcast programs and/or advertisements within the License.

3.1.9 The Concessionaire has acquired all consents and rights required under the law of Slovak Republic to execute its activity and to conclude this contract and other contracts with respect hereto.

Each of these representations and warranties shall be deemed true by the Concessionaire to the signing date as well as to the start of recommendations of programs and advertisements and to the commencement of broadcasting of television signal in accordance with the License.

3.2 STS represents and warrants to the Concessionaire that all representations are true, complete and not misleading to the signing date, as follows:

3.2.1 STS is a legal entity incorporated and acting under the law of Slovak Republic.

3.2.2 The Contract has been written by STS and shall be a valid contract binding STS and shall be enforceable against the Concessionaire in accordance with the law of Slovak Republic.

3.2.3 STS has acquired all consents and rights required under the law of Slovak Republic to execute its activity and to conclude this contract and other contracts in respect hereto.

3.2.4 STS has concluded no other contract, either written or oral, with any person to whom it would be obliged to deliver any program.

3.2.5 STS has conducted no such act results of which could lead to a failure of delivery of the television program, cancellation, annulment, termination or any other restriction of its rights with respect to the License or contract with ST mentioned above.

3.2.6 STS has acquired all permits and rights connected to the broadcasting of television program for the Concessionaire and has executed contracts with organizations for protection of author rights.

3.2.7 STS has fulfilled all conditions set forth in the License with one exemption, namely the commencement of the broadcasting of the signal in the territory of Slovak Republic.

Each of these representations and warranties shall be deemed true by STS to the date of recommendation of programs and advertisements of STS as well as to the commencement of the broadcasting of television signal in accordance with the License.

4 Rights and Parties' Responsibilities

4.1 Responsibilities of STS:

4.1.1 STS shall ensure any activities necessary for production and delivery and operation of commercial television program.

4.1.2 STS shall ensure and operate technical equipment necessary for the Concessionaire to secure the television signal, which will be aired within the License.

4.1.3 STS shall represent the Concessionaire in third party relations in any matter save for matters relating to the License.

4.1.4 STS shall ensure program and advertisement in accordance with the License's terms and conditions and laws of SR.

4.1.5 STS shall be responsible for ensuring the signal aired at quality required proper broadcasting.

4.1.6 STS shall not execute any activity intentionally, which would result in imposing a fine, cancellation, annulment, termination or any other restriction of any rights of the Concessionaire with respect to the License.

4.2 Concessionaire's Responsibilities:

4.2.1 The Concessionaire shall broadcast the program delivered by STS in exact form and design it has been received and in time when it has been delivered.

4.2.2 The concessionaire shall inform STS, with no delay, on information, correspondence or communication of any kind arriving from the Council, court or any other person in any connection to the License.

4.2.3 The Concessionaire shall not execute any activity which might harm the License or STS.

4.2.4 The Concessionaire shall not assign its License, or otherwise endorse its rights to the License, to a third person without prior written consent of STS.

4.2.5 The Concessionaire shall not condition, forfeit, apply a forfeit, execution, expropriation or other encumbrance against the License.

4.2.6 The Concessionaire shall not grant any broadcasting rights to broadcast any programs, advertisements or television signal of any kind within the License to any other subject than STS.

4.2.7 The Concessionaire shall not execute any activity, which might result in any cancellation, interruption, termination or any other restriction of its rights within the License.

4.2.8 The Concessionaire shall immediately, after the notice of ST, inform STS if the signal provided by STS has been interrupted or it would not be available in the broadcasting (except events of a scheduled outage) or it would be not able to broadcast due to any reason.

4.2.9 The Concessionaire shall apply periodically for another license to be granted.

5 Mutual Obligations, each party shall be obliged to and shall agree with as follows:

5.1 If at any time of the term hereof, the Council, or any other governmental body shall decide that the Contract does not correspond with duties under the License of the Concessionaire, or otherwise violates the rules or ordinances of the Council or any binding law of the Council, governmental body or legally adopted law of Slovak Republic, the parties shall modify the Contract bona fides, so that the Contract shall not violate such rule, law or ordinance. In the event the parties shall not be able to come to an agreement, arbitration procedure shall apply to such matter in accordance with provisions of Article 10 hereof.

5.2 In the event the change of conditions or ordinances of the Council, or other ordinances or law issued by the government result in necessity of acquiring from the Council, or another body, consent for use, continuation, or further validity of any provisions hereof, both parties shall strive to prepare, fulfil and enforce against the Council, or any other competent body, all matters for acquiring such consent.

5.3 Mutual damages in the event of any charges and responsibilities for lost or damage occurred as a consequence of breach of mutual obligations in respect hereto.

5.4 STS shall be obliged to settle all fines resulting from decision of the legislative or executive body which shall be imposed lawfully for contents of the program delivered and shall settle all costs originated in connection with such procedure.

6 Term of the Contract

The Contract shall be valid end enter into on the signing day and shall terminate on final termination date of the License or any other license which may be owned by the Concessionaire in the future, provided, however, that it shall not be terminated earlier, in accordance with provisions hereof.

7 Termination

The Contract shall be terminated solely due to reasons and in the manner, as follows:

7.1 Due to default of either contracting party, if such default would depreciate essentially the value of the agreement to one contracting party, the other contracting party shall be entitled to inform in writing on such default with details of such default of the Contract, whereas the other contracting party shall be allowed to remedy such default within 30 (thirty) days. The entitled party may cancel the Contract if the other contracting party shall not provide the remedy of such default after 30 (thirty) days as of the date of written notice of default.

7.2 Notice of cancellation shall enter into after 180 days (one hundred and eighty) from the date the party in default has received the written notice of cancellation, without any further legal procedure. If such notice shall not be cancelled as a result of satisfactory remedy of default, the term of cancellation shall start from the first delivery of such written notice.

7.3 If the deliberate commencement of wind up procedure, or bankruptcy procedure on the part of STS the Concessionaire shall be entitled to terminate the Contract by written notice, whereas the bankruptcy procedure, by which STS requires to settle receivable shall not be deemed a reason for terminating the Contract.

7.4 In the event of any circumstances, new law and ordinance included, which might restrain both the Concessionaire and STS from fulfilling its obligations under the Contract; or their basic relations shall change in such manner that it shall become impossible to fulfil their conditions and expectations existing in time of execution of the Contract and it shall be impossible to remedy such state by means of bargaining or binding arbitration, such state shall give right to either party to send a written notice of termination of the Contract.

7.5 If STS shall terminate delivery of program for the Concessionaire with exemption of Acts of God and shall not renew delivery of program after 5 days from the date the written notification has been delivered, the Concessionaire shall be entitled to terminate the Contract.

7.6 If STS shall interrupt the delivery of programs due to technical reasons, STS shall be obliged to ensure a back-up delivery of programs within 15 (fifteen) days. If not so, the Concessionaire shall be entitled to cancel the Contract immediately.

8 Copyright and Other Intellectual Property

All copyrights and other intellectual property rights to programs and advertisements produced by STS, or to which STS has acquired the rights, shall remain subject to exclusive property of STS. The Concessionaire shall not require any additional licenses from any owner of the copyright, or the owner of intellectual property rights to programs, or advertisements exclusively for itself.

9 Confidentiality

Parties may not, and shall ensure not, in their subordinated organizations, affiliations, personnel, representatives, suppliers, consultants, to disclose or publish any information at disposal of the other party in connection with the Contract, or subject hereof without prior consent of the other party.

10 Arbitration

10.1 All disputes arising out of or in connection with the Contract shall be settled definitively by the arbitration procedure in accordance with the Law no. 218/96 SR. Prior submitting the case to arbitration commission by the affected party, it shall notify the other party by a written notice, whereas it shall be obliged to specify the matter of the dispute and the other party shall be entitled to respond such written notification within 30 (thirty) days which shall be deemed a condition. Only after such 30 days deadline has elapsed the affected party may turn to the arbitration commission.

10.2 Both parties shall be bound by the decision of arbitrators and the application for execution of such decision may be submitted to any court within jurisdiction of which the seat of such affected party shall be.

11 Exclusivity of the Contract

11.1 There exists no other contracts between parties relating to the Contract or subject hereof except those set forth expressly, or referred to.

11.2 The Contract signed by both parties shall be the final written expression of all conditions included herein and shall be the complete and exclusive expression.

11.3 The Contract may be amended only in writing and with signatures of both contracting parties.

11.4 The Contract shall apply to any other licenses granted to the Concessionaire in the future.

12 Acts of God

12.1 STS shall not be responsible towards the Concessionaire for any failure, delay or partial discharge when ensuring programs, advertisements or technical equipment necessary for their broadcasting in events when such failure, delay or only partial discharge have been completely or partially caused in work, material, transportation or lack of capacity in events which shall be not within control of STS and have been not caused by fault or negligence of the Concessionaire.

12.2 The Concessionaire shall not be responsible towards STS for failure of the broadcasting of the television signal while such failure shall occur as a result of events which shall be out of control of, or shall be not caused by, the Concessionaire or its rough negligence.

13 Indemnity

13.1 The Concessionaire shall reimburse STS for all claims, lost or damages incurred or caused by breaching the Contract.

13.2 STS shall reimburse the Concessionaire for any claims, lost or damages caused or incurred by breaching the Contract.

14 Liquidation of Damages

In the event one party shall be in breach the Contract, the other entitled contracting party, except its own right to have all damages and lost reimbursed under the Slovak law, shall be also entitled under the Contract of Foundation and Contract of Partners.

15 Governing Law

The Contract shall be governed by the Law of Slovak Republic.

16 Correspondence

16.1 Any correspondence, which would be delivered by one party to another in connection with the Contract, shall be made in written form and sent by registered mail.

16.2 Any correspondence hereunder shall be deemed delivered if addressed correctly to the following address:

Markiza-Slovakia s.r.o

P.O. Box 99

842 42 Bratislava

Slovak Republic

and

Slovenska televizna spolocnost s.r.o

Plachého 2

P.O. Box 47

840 02 Bratislava

Slovak Republic

Copy sent to:

CME Group

18 D'Arbly Street

London W1V 3FP

United Kingdom

to attn: Leonard M. Fertig

Fax: 0044 171 292 7902

17 Validity of Provisions

In the event of one or more provisions hereof or its application, shall become invalid, unlawful or unenforceable, other provisions shall remain, by all means, unaffected.

18 Miscellaneous

18.1 The Contract has been executed in four copies, whereas each one shall be an original.

18.2 The provisions hereof shall be binding and in favour of both contracting parties and their successors. The Concessionaire and STS shall not assign any of their rights and duties under the Contract without prior written consent of STS.

18.3 The Contract has been made and signed in Slovak language.

18.4 The provisions of warranties and representations of indemnification shall not become invalid even in the event of termination or cancellation hereof until the time of prescription.

In witnesseth both parties have signed this Contract as of the date first indicated above.

/s/ Pavol Rusko	/s/ Sylia Volzova	/s/ Pavol Rusko	/s/ Jeffrey Silverberg
Markiza-Slovakia, s.r.o		Slovenska televizna spolocnost, s.r.o